UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

IGO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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iGo, Inc.

17800 North Perimeter Drive, Suite 200

Scottsdale, Arizona 85255

December 31, 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of iGo, Inc. to be held on Wednesday, January 23, 2013 at 10:00 a.m. local time. The meeting will be held at the company’s headquarters located at 17800 North Perimeter Drive, Suite 200, Scottsdale, Arizona 85255. The attached Notice of Special Meeting and proxy statement describe the business we will conduct at the Special Meeting and provide information that you should consider when you vote your shares.

At the Special Meeting, we will ask stockholders (i) to approve an amendment to our Certificate of Incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio in the range of 1:10 to 1:15, such ratio to be determined in the discretion of our Board of Directors, and (ii) authorize an adjournment of the Special Meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of Proposal 1. Our Board of Directors recommends the approval of both of these proposals. Such other business will be transacted as may properly come before the Special Meeting.

We hope you will be able to attend the Special Meeting. Whether or not you plan to attend, your vote is very important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

Michael D. Heil

President and Chief Executive Officer

iGo, Inc.

17800 North Perimeter Drive, Suite 200

Scottsdale, Arizona 85255

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on January 23, 2013

A special meeting of stockholders of iGo, Inc. (the “Company”) will be held on Wednesday, January 23, 2013 at 10:00 a.m. local time, at the Company’s headquarters located at 17800 North Perimeter Drive, Suite 200, Scottsdale, Arizona 85255, for the following purposes:

1. To approve an amendment to our Certificate of Incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio in the range of 1:10 to 1:15, such ratio to be determined in the discretion of our Board of Directors.

2. To approve an adjournment of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends a vote FOR Items 1 and 2. Stockholders of record at the close of business on December 24, 2012 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 17800 North Perimeter Drive, Suite 200, Scottsdale, Arizona 85255.

By order of the Board of Directors,

Michael D. Heil

President and Chief Executive Officer

December 31, 2012

IMPORTANT: Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or you may mark, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 23, 2013: Our Proxy Statement is enclosed. A complete set of proxy materials relating to our special meeting, consisting of the Notice of Special Meeting, Proxy Statement, and Proxy Card, is available on the Internet and may be viewed at http://www.edocumentview.com/IGOI.

iGo, Inc.

17800 North Perimeter Drive, Suite 200

Scottsdale, Arizona 85255

PROXY STATEMENT

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 23, 2013

This proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares via telephone or the Internet, as described below, or by marking, signing, dating and returning the enclosed proxy card.

Only stockholders of record as of the close of business on December 24, 2012 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 34,580,762 shares of our common stock, $0.01 par value per share (the “common stock”), were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at iGo, Inc., 17800 North Perimeter Drive, Suite 200, Scottsdale, Arizona 85255; (2) submitting a new proxy by telephone, internet, or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the meeting and voting by ballot at the Special Meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to both of the proposals to be voted on at the Special Meeting. Voting by proxy will not affect your right to attend the Special Meeting.

Voting Information for Shares Held Directly

If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates registered in your name, you may vote:

•

By mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 10:00 a.m. Mountain Standard Time on January 23, 2013.

Voting Information for Shares Held in “Street Name”

If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:

•	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

•

In person at the meeting.    Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a proxy card from your broker.

If you need assistance in voting by telephone or over the Internet or completing your proxy card, or have questions regarding the Special Meeting, please contact our proxy advisor:

Georgeson Inc.

199 Water Street – 26th Floor

New York, NY 10038

Banks and brokers call: (212) 440-9800

All other stockholders call: (866) 482-4943 (toll-free)

The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. The stockholders will act upon proposals (1) to approve an amendment to our Certificate of Incorporation, as amended, to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split for our common stock, $0.01 par value per share, at a ratio in the range of 1:10 to 1:15, such ratio to be determined in the discretion of our Board of Directors, and (2) to authorize an adjournment of the Special Meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of Proposal 1.

If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record has the authority to vote your unvoted shares on Proposals 1 and 2, even if it does not receive any instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other holder of record cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Approve an Amendment to our Certificate of Incorporation, as amended	The affirmative vote of a majority of the Company’s outstanding common stock is required to approve the amendment of the Company’s Certificate of Incorporation, as amended, and to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio in the range of 1:10 to 1:15, such ratio to be determined in the discretion of our Board of Directors. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes, as well as any abstentions, will be treated as votes against this proposal.

Proposal 2: The adjournment of the Special Meeting	Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of a proposed amendment to our Restated Certificate of Incorporation to effectuate a reverse stock split as described in Proposal 1. Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes, as well as any abstentions, will have no effect on the vote total for this proposal.

The Board of Directors knows of no other matter to be presented at the Special Meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

We will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.01 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:10 TO 1:15, SUCH RANGE TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS.

General

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation, as amended, and thereby authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding shares of common stock. Holders of our common stock, $0.01 par value per share, are being asked to approve the proposal that Article 4.A of our Certificate of Incorporation, as amended, be further amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock between ten (10) and fifteen (15), such number consisting of only whole shares, into one (1) share of common stock). Pursuant to the General Corporation Law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our amended and restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split is attached as Appendix A to this proxy statement. The amendment will permit the Board of Directors to effect a reverse stock split of our common stock at a ratio between 1:10 to 1:15, such number consisting of only whole shares, to be selected by the Board of Directors following stockholder approval. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The NASDAQ Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than six months from the date of the Special Meeting.

The proposed amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split.

Purpose and Background of the Reverse Stock Split

On December 6, 2012, the Board of Directors approved the proposal authorizing the reverse stock split based on its belief that:

•

effecting the reverse stock split could, in some circumstances, be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on The NASDAQ Capital Market; and

•	a higher stock price may help generate investor interest in the Company and help attract, retain, and motivate employees.

The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings, if sought, and enhance our ability to attract, retain, and motivate employees and other service providers.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on The NASDAQ Capital Market under the symbol “IGOI.” One of the requirements for continued listing on The NASDAQ Capital Market is maintenance of a minimum closing bid price of $1.00. On December 19, 2012, the closing market price per share of our common stock was $0.29, as reported by The NASDAQ Capital Market.

On February 23, 2012, we received a notice from The NASDAQ Stock Market indicating that, for the prior 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share required for continued listing under NASDAQ Marketplace Rule 5450(a)(1). Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), we were afforded 180 calendar days, or until August 21, 2012, to regain compliance with the minimum bid price requirement. On August 22, 2012, we received an additional letter from The NASDAQ Stock Market stating that we had been granted a 180 calendar day extension of the grace period, until February 19, 2013, to regain compliance with the minimum bid price requirement for continued listing on The NASDAQ Capital Market. Our common stock will continue to be listed on The NASDAQ Capital Market during this grace period. We cannot provide assurance that our share price will comply with the requirements for continued listing of our common stock on The NASDAQ Capital Market in the future, or that we will comply with the other continued listing requirements. If our common stock loses its status on The NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares.

Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved this proposal as a potential means of increasing the price of our common stock to above $1.00 per share and of maintaining the price of our common stock above $1.00 per share in compliance with The NASDAQ Stock Market requirements.

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock.

We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Determination of Reverse Stock Split Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1:10 and not more than 1:15, as determined by the Board of Directors in its sole discretion. In determining the reverse stock split ratio, the Board of Directors will consider, among other factors:

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our ability to maintain the listing of our common stock on The NASDAQ Capital Market;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board of Directors, as opposed to a ratio fixed in advance, is to give the Board of Directors the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend and restate Article 4.A of our Certificate of Incorporation, as amended (which sets forth our authorized capital), to read as follows:

“4.A. General.    The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000, 90,000,000 of which shall be shares of common stock, having a par value of $0.01 per share (the “Common Stock”), and 15,000,000 of which shall be shares of preferred stock having a par value of $0.01 per share.

Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

Upon the filing and effectiveness (the “Effective Time”), pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [*] shares of Common Stock either issued and outstanding or held by the Corporation in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

*By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including ten (10) and fifteen (15) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the certificate of amendment is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio, within the range approved by the Company’s stockholders, of the reverse stock split to be implemented. The Company will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors deems appropriate to effect the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, if you are entitled to post-split shares of our common stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the split indicating the number of shares of common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the split. See “Fractional Shares” below for additional information.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry forms. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.”

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Stock Plans

The Company has stock plans designed primarily to provide equity-based incentives to employees and directors, including the 2004 Amended Omnibus Long-term Incentive Plan and the 2004 Non-employee Director

Long-term Incentive Plan. As of December 14, 2012, approximately 1,190,000 non-vested stock options and 389,237 non-vested restricted stock units were outstanding under our various stock plans, in addition to 349,998 non-vested restricted stock units granted as inducements outside the stock plans. Our Board of Directors has the discretion to determine the appropriate adjustment to these awards in the event of a stock split.

Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans, will be proportionately adjusted using the reverse stock split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Board of Directors). Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes. For example, if a 1-for-10 reverse stock split is effected, the 1,920,920 shares of common stock that remained available for issuance under our 2004 Amended Omnibus Plan as of December 14, 2012 would be adjusted to equal approximately 192,092 shares. In addition, the exercise price per share under each outstanding stock option would be increased by ten (10) times and the number of shares subject to each outstanding stock option would be decreased by ten (10) times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. A consistent approach would be taken with the other stock plans.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-tenth (1/10) and one-fifteenth (1/15) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company common stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is for United States Federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

•	an estate with income subject to United States Federal income tax regardless of its source; or

•

a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds Company common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., or Company stockholders holding their shares of Company common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s common stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code, with the following consequences:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

•

A U.S. holder’s aggregate tax basis the U.S. holder’s post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

•

A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a transaction treated as a sale of the shares. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company common stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%, but scheduled to increase to 31% in 2013) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendment of our Certificate of Incorporation, as Amended

Approval of the amendment to our Certificate of Incorporation, as amended, and to authorize our Board of Directors, if in their judgment it is necessary, to effect the reverse stock split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION, AS AMENDED, AND AUTHORIZE THE BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN TEN (10) AND FIFTEEN (15), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of approval of a proposed amendment to our Certificate of Incorporation, as amended, to effectuate a reverse stock split as described in Proposal 1.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will not be counted towards, and will have no effect on, the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING TO ANOTHER TIME OR PLACE, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF APPROVAL OF PROPOSAL 1, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information concerning beneficial ownership as of November 2, 2012, except as noted below, of our common stock by:

•	each person or entity known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	our directors and executive officers; and

•	all of our directors and executive officers as a group.

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after November 2, 2012, including any shares that could be purchased by the exercise of options on or within 60 days after November 2, 2012. Each stockholder’s percentage ownership is based on 34,605,589 shares of our common stock outstanding as of November 2, 2012 plus the number of shares of common stock that may be acquired by such stockholder upon the vesting of restricted stock units or the exercise of options or warrants that are exercisable on or within 60 days after November 2, 2012.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Name and Address(1) of Beneficial Owner	Number of Shares Beneficially Owned	Percentage(2)
Directors and Executive Officers
Peter L. Ax	149,442	*
Michael D. Heil	865,483	2.5%
Michael J. Larson	139,166	*
Frederic Welts	121,526	*
J. Brian Dennison	97,334	*
Seth Egorin	33,275	*
Phillip Johnson	68,801	*
Executive officers and directors as a group (7)	1,475,027	4.3%
Directors and Executive Officers
Adage Capital Partners, L.P.(3)	7,349,500	21.6%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of each stockholder is c/o iGo, Inc., 17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona 85255.

(2)	Percentage of beneficial ownership is based upon 34,605,589 shares of common stock outstanding as of November 2, 2012. For each named person, this percentage includes common stock that such person has the right to acquire within 60 days of November 2, 2012, including upon the exercise of an option or warrant or the vesting of a restricted stock unit.

(3)

Based solely on a Form 13F and a Form 4 filed with the Securities and Exchange Commission on November 14, 2012 and December 1, 2006, respectively. The forms indicate that Adage Capital Partners GP, L.L.C. has discretion over these shares. The Form 4 indicates that these shares are held directly by Adage Capital Partners, L.P., a limited partnership of which Adage Capital Partners GP, L.L.C. is the general partner, and that it disclaims beneficial ownership except to the extent of its pecuniary interest therein. The address for Adage Capital Partners GP, L.L.C. is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s 2013 proxy statement and acted upon at the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) must be received by the Company at its executive offices at 17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona 85255, Attention: Corporate Secretary, on or prior to January 4, 2013.

Stockholder proposals submitted for consideration at the 2013 Annual Meeting, but not submitted for inclusion in the Company’s 2013 proxy statement, including stockholder nominations for candidates for election as directors, generally must be received by the Company at its executive offices no earlier than the close of business on the 180th day and not later than the close of business on the 90th day prior to the first anniversary of the 2012 annual meeting; provided, however, that in the event that the date of the 2013 annual meeting is more than 45 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2013 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2013 annual meeting or, if the first public announcement of the date of the 2013 annual meeting is less than 100 days prior to the date of the 2013 annual meeting, the 10th day following the day on which public announcement of the date of the 2013 meeting is first made by the Company.

EXPENSES AND SOLICITATION

All costs incurred in the solicitation of proxies will be borne by us. We estimate those costs to be approximately $25,000. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, telegraph or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the Special Meeting, please contact our proxy advisor:

Georgeson Inc.

199 Water Street – 26th Floor

New York, NY 10038

Banks and brokers call: (212) 440-9800

All other stockholders call: (866) 482-4943 (toll-free)

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to us at the address of our corporate headquarters:

Corporate Secretary

iGo, Inc.

17800 North Perimeter Drive, Suite 200

Scottsdale, Arizona 85255

(480) 596-0061

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Scottsdale, Arizona

December 31, 2012

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

iGO, INC.

iGo, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby adopt this Certificate of Amendment, which amends its Certificate of Incorporation and all amendments thereto that are in effect immediately prior hereto (the “Certificate of Incorporation”) as described below, and does hereby certify as follows:

1.	The name of this corporation is iGo, Inc.

2.	Article 4.A of the Company’s Certificate of Incorporation is hereby deleted and replaced in its entirety with the following paragraphs:

“4.A. General.    The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000, 90,000,000 of which shall be shares of common stock, having a par value of $0.01 per share (the “Common Stock”), and 15,000,000 of which shall be shares of preferred stock having a par value of $0.01 per share.

Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

Upon the filing and effectiveness (the “Effective Time”), pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [*] shares of Common Stock either issued and outstanding or held by the Corporation in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

*By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including ten (10) and fifteen (15) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

3.	The Board of Directors duly adopted resolutions in accordance with Section 242 of the General Corporation Law, approving the foregoing amendments, declaring said amendments to be advisable and in the best interests of the Company and its stockholders, and authorizing the appropriate officers of the Company to solicit the consent of the Company’s stockholders.

4.	The foregoing amendments of the Certificate of Incorporation have been duly adopted by the Company’s stockholders in accordance with the provisions of Sections 211 and 242 of the General Corporation Law.

5.	This amendment to the Company’s Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Delaware Secretary of State.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amendment to the Certificate of Incorporation of iGo, Inc. as of this             day of             , 2013.

IGO, INC.

By:
Michael D. Heil,
Chief Executive Officer and Secretary

IGO IMPORTANT SPECIAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 a.m. MST on January 23, 2013. Vote by Internet Go to www.envisionreports.com/IGOI Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Canada on a touch tone telephone Follow the instructions provided by the recorded message Special Meeting Proxy Card ? IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.??? + A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. To approve an amendment to the Certificate of Incorporation of iGo, Inc., as amended, and authorize the Board of Directors, if in its judgment it is necessary, to effect a reverse stock split of common stock, $0.01 par value per share, at a ratio in the range of 1:10 to 1:15, such ratio to be determined in the discretion of the Board of Directors. B Non-Voting Items Change of Address — Please print new address below. For Against Abstain 2. To approve an adjournment of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of Proposal 1. NOTE: When properly executed, this proxy will be voted as directed. If no direction is given, the proxies will vote for each of the listed nominees in Proposals 1 and 2. If any other matters properly come before the meeting, the proxies will vote as the Board may recommend. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 01JY8C

. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.??? Proxy — iGo, Inc. This Proxy is solicited on behalf of the Company’s Board of Directors. The undersigned hereby: appoints Michael D. Heil and Brian J. Dennison, or any one of them, the undersigned’s proxy with full power of substitution for and in the name, place and stead of the undersigned to vote all shares of common stock of iGo, Inc. (the “Company”) owned by the undersigned standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote at the Special Meeting of Stockholders of iGo, Inc. (the “Meeting”) to be held at the Company’s headquarters located at 17800 North Perimeter Drive, Suite 200, Scottsdale, Arizona 85255 at 10:00 a.m. local time on January 23, 2013 and any adjournments thereof, on the following matters as indicated below and such other business as may properly come before the Meeting. This Proxy, when properly executed and timely returned, will be voted in the manner directed herein by the stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2, and in the discretion of the proxies on any other matters that may properly come before the Meeting and any adjournments thereof. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them lawfully do by virtue hereof. PLEASE mark, sign, date and return the proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States. (Continued and to be signed on the other side)